Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

To: LyondellBasell Industries N.V. (“LBI”) 4 the Floor, One Vine Street London, W1J0AH The United Kingdom		Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam

LYB International Finance B.V. (“LIF”), and LYB International Finance II B.V. (“LIF II”) Delftseplein 27E 3013 AA Rotterdam The Netherlands (LBI, LIF and LIF II together, the “Issuers”)		T +31 20 577 1771 F +31 20 577 1775

Date 22 February 2019	F.J.M. Hengst Advocaat

Our ref. M31672426/1/20702779/lb

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of

(i) shares in the capital of LBI, and (ii) debt securities issued by the Issuers

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuers in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank no. 69.32.13.876.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1	A copy of:

(a) the Registration Statement; and

(b) each Indenture.

3.2	A copy of:

(a) each Issuer’s deed of incorporation and (or including) its articles of association as provided to me by the Chamber of Commerce (Kamer van Koophandel);

(b) the Board Regulations; and

(c) each Trade Register Extract.

3.3	A copy of:

(a) each Corporate Resolution; and

(b) the Board Certificate.

I have not examined any document, and do not express an opinion on, or on any reference to, any document (including, for the avoidance of doubt, any document documenting, or providing for the issue of, any Warrant or Unit) other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a) Each copy document conforms to the original and each original is genuine and complete.

(b) Each signature is the genuine signature of the individual concerned.

(c) The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

Dutch legal SEC opinion LyondellBasell 2019	2 / 14

(d) Each Indenture has been or will have been entered into in the form referred to in this opinion without material deviation.

4.2

(a)
(i) The issue by LBI of the Shares and the Warrants (or of any other rights to acquire Shares) will have been validly authorised; and

(ii) any pre-emption rights in respect of the issue of the Shares or the Warrants (or of any other rights to acquire Shares) will have been observed or validly excluded;

in accordance with LBI’s articles of association at the time of authorisation or of observance or exclusion.

(b) LBI’s authorised share capital at the time of issue of any Share or Warrant will be sufficient to allow for the issue.

(c) The Shares and the Warrants will have been:

(i) offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law); and

(ii) in the case of the Shares, issued in the form and manner prescribed by LBI’s articles of association at the time of issue.

(d) The nominal amount of the Shares and any agreed share premium will have been validly paid.

4.3

(a)    Each Indenture and all Notes, and all Warrants, will have been validly entered into by each party other than, in the case of the LBI Indenture, the LIF Indenture and the LIF II Indenture, each Issuer expressed to be a party to it.

(b) Where required, the Notes will have been validly authenticated in accordance with the Indenture.

4.4

(a) All Warrants:

Dutch legal SEC opinion LyondellBasell 2019	3 / 14

(i) will be expressed to be governed by New York Law; and

(ii) will include a right for its owner to acquire one or more Shares.

(b)    When validly signed by all the parties, each Indenture and the Notes, and all Warrants, are valid and binding on and enforceable against each party under New York Law by which they are expressed to be governed.

4.5	LIF and LIF II are wholly owned subsidiaries of LBI.

5	Opinion

Based on the documents and investigations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1	When issued, the Shares will have been validly issued and will be fully paid and nonassessable[1].

5.2

(a) When issued, the Notes and the Warrants will have been validly issued.

(b)

(i) The choice of New York Law as the governing law of the Notes and the Warrants is recognised.

(ii) Dutch law does not restrict the validity and binding effect on and enforceability against each Issuer of the Notes and the Warrants issued by it.

(c)

(i) The validity and binding effect on and enforceability against each Issuer of the submission to the jurisdiction of the New York Court in each Indenture:

(A) under Dutch private international law are likely governed by New York Law; and

[1]

In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

Dutch legal SEC opinion LyondellBasell 2019	4 / 14

(B) are not restricted by Dutch law.

(ii)    A judgment in a civil or commercial matter rendered by a New York Court cannot be enforced in the Netherlands. However, if a person has obtained a final judgment without appeal in such a matter rendered by a New York Court which is enforceable in New York and files his claim with a Dutch court with jurisdiction, the Dutch court will generally recognise and give effect to the judgment insofar as it finds that (i) the jurisdiction of the New York Court has been based on an internationally generally accepted ground, (ii) proper legal procedures have been observed, (iii) the judgment does not contravene Dutch public policy, and (iv) the judgment is not irreconcilable with a judgment of a Dutch court or an earlier judgment of a foreign court that is capable of being recognised in the Netherlands.

5.3	The opinions in paragraphs 5.1 and 5.2 apply to any Shares, Notes or Warrants issued as part of a Unit.

6	Qualifications

This opinion is subject to the following qualifications:

6.1

This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or emergency measures, (b) rules relating to foreign insolvency proceedings (including foreign Insolvency Proceedings), (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

6.2	The recognition of New York Law as the governing law of the Notes and the Warrants:

(a)    will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the relevant Notes or Warrants were issued (other than the choice of New York Law as the governing law of the Notes or Warrants) are located in one or more Member States of the European Union;

(b)
(i) will not restrict the application of the overriding provisions of Dutch law; and

(ii) will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

Dutch legal SEC opinion LyondellBasell 2019	5 / 14

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(c) will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(d)    will not prevent regard having to be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3

The binding effect and enforceability of the submission to the jurisdiction of the New York Courts are subject to limited exceptions, including any applicable exceptions under the Brussels I Regulation and the Lugano Convention.

6.4	Enforcement in the Netherlands of the Notes and the Warrants is subject to Dutch rules of civil procedure.

6.5	Enforceability of the Notes and the Warrants may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

6.6	To the extent that Dutch law applies, any provision that the registered holder or depository of a Note may be treated as its owner may not be enforceable under all circumstances.

6.7

To the extent that Dutch law applies, title to a Note may not pass if (i) the Note is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Note, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

6.8

To the extent that any Indenture or the terms of the Notes or the Warrants constitute general conditions within the meaning of Section 6:231 CC, a holder of a Note or Warrant may nullify (vernietigen) a provision therein if (i) the relevant Issuer has not offered the holder a reasonable opportunity to examine that Indenture or those terms, as the case may be, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Note or Warrant is a natural person not acting in the conduct of a profession or trade.

6.9

If any Note has been signed on behalf of any Issuer (manually or in facsimile) by a person who is on the signing date, but ceases to be before the date of the Note and its authentication and issue, a duly authorised representative of that Issuer, enforcement of the Note in a Dutch court may require that the holder of the Note submit a copy of the Indenture.

Dutch legal SEC opinion LyondellBasell 2019	6 / 14

6.10	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.11	In proceedings in a Dutch court for the enforcement of the Notes, the court may mitigate amounts due in respect of litigation and collection costs.

6.12	To the extent that the terms of the Warrants relate to matters of company law:

(a) they will be governed by Dutch law; and

(b) they will be valid, binding on and enforceable against the relevant Issuer:

(i) subject to the other qualifications in this paragraph 6; and

(ii)    except that the binding effect and enforceability of those terms may be affected by rules of Dutch law which generally apply to contractual arrangements like the Warrants, including (without limitation) the requirements of reasonableness and fairness (redelijkheid en billijkheid) and rules relating to force majeure.

6.13

(a)    An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b) A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.14	I do not express any opinion on:

(a) any specific terms of any Note (other than any terms set out in the relevant Indenture) or of any Warrant (other than the right to acquire one or more Shares included in it);

(b) any lien or any other in rem matters; or

(c) tax matters.

Dutch legal SEC opinion LyondellBasell 2019	7 / 14

7	Reliance

7.1

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

7.2

Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3	The Issuers may:

(a) file this opinion as an exhibit to the Registration Statement; and

(b) refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek N.V.

/s/ Ferdinand Hengst

Ferdinand Hengst

Dutch legal SEC opinion LyondellBasell 2019	8 / 14

Annex 1 – Definitions

In this opinion:

“Board Certificate” means the certificate dated on the date of this opinion attached to this opinion as Annex 2.

“Board Regulations” means each of:

(a)	the rules of the LBI’s board of directors (bestuur) dated 1 June 2018; and

(b)	the charter of the Finance Committee of the LBI’s board of directors (bestuur) dated 1 June 2018.

“Brussels I Regulation” means Regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“CC” means the Civil Code (Burgerlijk Wetboek).

“Corporate Resolution” means each of:

(a)	a written resolution of LBI’s board of directors (bestuur) dated 21 February 2019;

(b)	a written resolution of LIF’s board of directors (bestuur) dated 12 February 2019; and

(c)	a written resolution of LIF II’s board of directors (bestuur) dated 12 February 2019.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch law” means the law directly applicable in the Netherlands.

“Indenture” means each of the LBI Indenture, the LIF Indenture and the LIF II Indenture.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of the Insolvency Regulation.

“Insolvency Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” means each of LBI, LIF and LIF II.

“LBI” means LyondellBasell Industries N.V., with seat in Rotterdam.

Dutch legal SEC opinion LyondellBasell 2019	9 / 14

“LBI Indenture” means the indenture dated 5 March 2015 between LBI as issuer and the Trustee, which is referred to in exhibit 4.8 of the Registration Statement and incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on 5 March 2015.

“LIF” means LYB International Finance B.V., with seat in Rotterdam.

“LIF Indenture” means the indenture dated 16 July 2013 between LIF as issuer, LBI as guarantor and the Trustee, which is referred to in exhibit 4.12 of the Registration Statement and incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on 16 July 2013.

“LIF II” means LYB International Finance II B.V., with seat in Rotterdam.

“LIF II Indenture” means the indenture dated 2 March 2016 between LIF II as issuer, LBI as guarantor and the Trustee, which is referred to in exhibit 4.15 of the Registration Statement and incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on 2 March 2016.

“Lugano Convention” means the 2007 Lugano Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“New York Courts” means any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States.

“New York Law” means the internal laws of the State of New York.

“Notes” means any debt securities to be issued by any Issuer after the date of this opinion:

(a)	in the case of LBI, under the LBI Indenture (which Notes may or may not be fully and unconditionally guaranteed by LIF and LIF II);

(b)	in the case of LIF, under the LIF Indenture (which Notes will be fully and unconditionally guaranteed by LBI under the LIF Indenture); or

(c)	in the case of LIF II, under the LIF II Indenture (which Notes will be fully and unconditionally guaranteed by LBI under the LIF II Indenture).

and include, where the context permits:

(i)	in relation to an issue of Notes, the terms of those Notes; and

(ii)	any Notes forming part of Units.

“Registration” means the shelf registration of the Shares and the Notes with the SEC under the Securities Act.

Dutch legal SEC opinion LyondellBasell 2019	10 / 14

“Registration Statement” means the registration statement on form S-3ASR dated 22 February 2019 in relation to the Registration (including the prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means any shares, nominal value of EUR 0.04 each, in LBI’s capital, including any such shares:

(a)	issued upon the exercise of Warrants; or

(b)	forming part of Units;

in each case to be issued by LBI after the date of this opinion.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means each of:

(a)	a Trade Register extract relating to LBI provided by the Chamber of Commerce and dated 21 February 2019;

(b)	a Trade Register extract relating to LIF provided by the Chamber of Commerce and dated 21 February 2019; and

(c)	a Trade Register extract relating to LIF II provided by the Chamber of Commerce and dated 21 February 2019.

“Trust Convention” means the 1985 Convention on the Law applicable to Trusts and their Recognition.

“Trustee” means, in case of the LBI and LIF Indentures, Wells Fargo Bank, N.A. and, in case of the LIF II Indenture, Deutsche Bank Trust Company Americas.

“Units” means “Units” as referred to in the Registration Statement and to be issued by LBI after the date of this opinion.

“Warrants” means “Warrants of LyondellBasell Industries N.V.” as referred to in the Registration Statement, including any such Warrants forming part of Units, and to be issued by LBI after the date of this opinion.

Dutch legal SEC opinion LyondellBasell 2019	11 / 14

Annex 2 – Board Certificate

Dutch legal SEC opinion LyondellBasell 2019	12 / 14

BOARD CERTIFICATE

FROM THE BOARD OF DIRECTORS OF LYONDELLBASELL INDUSTRIES N.V.

THE UNDERSIGNED:

B.V. Patel acting in its capacity as executive board member (uitvoerend bestuurder) and on behalf of and having consulted with the entire board of directors (bestuur) of LyondellBasell Industries N.V., a public limited liability company with seat in Rotterdam, the Netherlands, and having its address at 4th Floor, One Vine Street, W1J 0AH, London, United Kingdom, (the “Issuer”),

BACKGROUND:

(a) The Issuer intends to update, and intends for LIF and LIF II to update, the Registration with the SEC of the Registration Shares, Notes, Warrants and Units.

(b)    In connection with the update of the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”).

(c) This Board Certificate is the “Board Certificate” as defined in the Legal Opinion.

(d) The undersigned makes the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

1	Construction

1.1	Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

1.2	In this Board Certificate “including” means “including without limitation”.

2	CERTIFICATION:

The undersigned certifies the following.

2.1	Authenticity

As at the date of this Board Certificate all information regarding each Issuer registered or on file with the Trade Register is correct, complete and up to date.

2.2	Solvency

None of the Issuers is subject to any bankruptcy proceedings, suspension of payments, emergency measures, or other proceedings under the laws of any jurisdiction relating to insolvency, including those as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

Dutch legal SEC opinion LyondellBasell 2019	13 / 14

2.3	General

The undersigned is not aware of:

(a)    any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(b) any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3	RELIANCE

De Brauw may rely on this Board Certificate including the accuracy of the factual statements therein (without personal liability for the undersigned).

4	IN EVIDENCE WHEREOF:

this Board Certificate was signed in the manner set out below.

Name:	B.V. Patel

Dutch legal SEC opinion LyondellBasell 2019	14 / 14